George  Speranza
1429  Shore  Parkway
Suite  2K
Brooklyn,  NY,  11214
347-267-0118  Phone
email:  GeorgeSperanza@aol.com


Business  Consulting  Contract

TERM:  6  months

Client  Company:  Go  Online  Networks  Corporation  ("GONT"  OTC  BB)

1.     SCOPE  OF  SERVICES  PROVIDED

Management  Consulting/Marketing/  Business  Development/
Legal,  Accounting  and  Regulatory  Affairs

a. Assessment of current management structure and operational responsibilities. Establishment of growth initiatives and future operational plan.

b. Complete product market assessment including competitive analysis, industry growth potential, product diversification, existing market penetration, and alternative market potential.

c. Creation and implementation of sales and marketing plan including personnel, budgeting, Internet strategies, identifying new markets; domestic and abroad.

d. Locating and negotiating with potential business partners to develop new opportunities to enhance sales for the company.

e. Assessment of current legal, accounting and regulatory issues facing the company. Implementation of cost effective strategies to effectively manage these core areas of corporate operations.

Mergers  and  Acquisitions
Identifying qualified candidates. Conducting appropriate due diligence investigation. Negotiating financial terms. Assembling outside professional services in legal, accounting and regulatory affairs. Recruiting key executives.

FEES:  $150  per  hour

It is anticipated that this contract shall require 240 hours or work product over the term of this agreement equating to 10 hours per week. The dollar value of the contract is projected to be worth $35,000 which is equilavent to 5,000,000 shares (Five Million Shares ) of common stock of GONT valued at $.007 (seven tenths of a cent)

Payment  in  the  form  of  stock  in  lieu  of  compensation.


2. Indemnification   Public company agrees to indemnify and hold harmless George
Speranza  for  any  acts conducted by Public Company relating to this agreement.

3. Legal Certification Public company agrees and certifies that it shall abide by all federal and state securities laws during the course of this contract.

Agreed  to  by  George  Speranza
/s/ Georgia Speranza

Agreed  to  by  Joe  Naughton,  CEO  GONT
/s/ Joseph M. Naughton